UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 8, 2012
(Date of earliest event reported)

SOCKET MOBILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39700 Eureka Drive

Newark, CA 94560

(Address of principal executive offices, including zip code)

(510) 933-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements

Employment Agreements

On March 8, 2012, the Company entered into renewed Employment Agreements with the following officers of the Company: Kevin J. Mills, President and Chief Executive Officer; Micheal L. Gifford, Executive Vice President; David W. Dunlap, Vice President of Finance and Administration, Chief Financial Officer and Secretary; Tim I. Miller, Vice President of Engineering and Worldwide Operations; Leonard L. Ott, Vice President and Chief Technical Officer; and Lee A. Baillif, Vice President and Controller (collectively the “Executives”). The prior employment agreements of the Executives expired on December 31, 2011.

Under the terms of the Employment Agreements, the Executive’s remuneration is agreed to be not less than his current base salary. The Executive is also given the opportunity to participate in the Company’s variable incentive compensation plan. Termination of employment of the Executive may occur at any time, with or without Cause (as defined in the Employment Agreement). Should the Executive’s employment be terminated other than for Cause or death, or if the Executive’s termination of employment is due to Executive’s disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986), he is entitled under the Employment Agreement to (i) receive his regular base salary for a period of three (3) months plus one month for each completed two years of service up to a maximum of six (6) months following termination, (ii) receive reimbursement for payment of his COBRA premiums for the lesser of the same amount of time or until he is eligible for the health insurance benefits provided by another employer, (iii) receive the variable compensation amounts to which he would otherwise be entitled as prescribed in the variable incentive compensation plan and (iv) purchase from the Company at book value certain items that were purchased by the Company for his use. Stock options granted to the Executive shall cease vesting immediately upon the date of termination of employment, but vested stock options will be exercisable after termination for up to the greater of (a) twenty-five percent (25%) of the Executive’s service with the Company, up to a one year post-termination exercise period, or (b) ninety (90) days after termination of employment. Additionally, the option may not be extended beyond the later to occur of the fifteenth day of the third month after the option exercise rights would have otherwise expired (typically 90 days), or the end of the calendar year during which the option exercise rights would have otherwise expired. The new Employment Agreements expire on March 31, 2015.

General

The foregoing descriptions of the Indemnification Agreement and Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Employment Agreement, copies of which are attached hereto as Exhibit 10.1 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Executive Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

By:	/s/ David W. Dunlap
Name: David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer

Date: March 8, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Executive Employment Agreement